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                           THE WASHINGTON POST COMPANY

                           OFFER TO PURCHASE FOR CASH
                                      UP TO
                   500,000 SHARES OF ITS CLASS B COMMON STOCK
                                       AT
                               $575 PER SHARE NET

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THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5 P.M., NEW
YORK CITY TIME, ON FRIDAY, DECEMBER 10, 1999, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

        Enclosed for your consideration is the Offer to Purchase dated November 10, 1999, of The Washington Post Company, a Delaware corporation (the "Company"), and a related specimen Letter of Transmittal (which together constitute the "Offer"), pursuant to which the Company is offering to purchase up to 500,000 of the outstanding shares of its Class B Common Stock, par value $1.00 per share (the "Shares"), for cash at $575 per Share net to the seller, upon the terms and subject to the conditions set forth in the Offer. The Company may elect, but shall not be obligated, to purchase additional Shares pursuant to the Offer. The Offer to Purchase and a specimen Letter of Transmittal are being forwarded to you as the beneficial owner of Shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

        THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

        YOUR ATTENTION IS CALLED TO THE FOLLOWING:

        (1)    The tender price is $575 per Share net to you in cash.

        (2) The Offer is not conditioned upon any minimum number of Shares being validly tendered.
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        (3)    Tendering shareholders will not be obligated to pay brokerage commissions or, subject to Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by the Company pursuant to the Offer.

        (4) The Offer and the Proration Period expire at 5 p.m., New York City time, on Friday, December 10, 1999 unless extended (the "Expiration Date"). Shares must be properly tendered by the Expiration Date to ensure that at least some of your Shares will be purchased if there is proration. Your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf.

        (5) If you owned beneficially, as of the close of business on November 8, 1999, and as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to your account, if any, under the Company's 401(k) Saving Plans), and you validly tender all such Shares (partial tenders will not qualify for this preference) and check the box captioned "Odd Lots" on the reverse side hereof, all such Shares will be accepted for purchase before the purchase of other properly tendered Shares.

        IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, WILL YOU KINDLY SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE REVERSE SIDE HEREOF. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BELOW. THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND SHOULD NOT BE USED TO TENDER SHARES.

        THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING SHAREHOLDERS. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

        As described in the Offer to Purchase, if more than 500,000 (or such greater number, as the Company may elect to purchase) Shares are validly tendered on or prior to the Expiration Date, subject to the terms and conditions of the Offer, the Company will purchase Shares as follows: (a) all Shares validly tendered and not withdrawn on or prior to the Expiration Date by any shareholder who owned beneficially, as of the close of business on November 8, 1999, and as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to an individual's account, if any, under the Company's 401(k) Savings Plans), and who validly tenders all of such Shares (PARTIAL TENDERS WILL NOT QUALIFY FOR THIS PREFERENCE) and completes the box captioned "Odd Lots" on the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and (b) then, after purchase of all Shares described in clause (a), all other Shares validly tendered on or prior to the Proration Date, on a pro rata basis if necessary (with appropriate adjustments to avoid purchase of fractional Shares). IF YOU OWNED BENEFICIALLY, AS OF THE CLOSE OF BUSINESS ON NOVEMBER 8, 1999, AND AS OF THE EXPIRATION DATE, AN AGGREGATE OF FEWER THAN

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100 SHARES (EXCLUDING SHARES ATTRIBUTABLE TO YOUR ACCOUNT, IF ANY, UNDER THE
COMPANY'S 401(k) SAVINGS PLANS), AND ALL OF SUCH SHARES ARE BEING TENDERED, PLEASE CHECK THE BOX ENTITLED "ODD LOTS" IN THE INSTRUCTION FORM SET FORTH BELOW.

        The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares residing in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities or Blue Sky laws of such jurisdiction.


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                                  INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated November 10, 1999 and a specimen Letter of Transmittal relating to the Offer by The Washington Post Company, a Delaware corporation (the "Company"), to purchase up to 500,0000 shares (or such greater number of shares, as the Company may elect to purchase) of its outstanding Class B Common Stock, par value $1.00 per share (the "Shares").

        This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 10, 1999 and in the related specimen Letter of Transmittal that you have furnished to the undersigned.


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                                      ODD LOTS

? By checking this box, the undersigned represents that the undersigned owned beneficially, as of the close of business on November 8, 1999, and as of the Expiration Date, an aggregate of fewer than 100 Shares (excluding Shares attributable to the undersigned's account, if any, under the Company's 401(k) Savings Plans) and is tendering all such Shares.
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Date:                , 1999
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                                                    SIGN HERE

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                                                    SIGNATURE(s)

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Number of Shares to be tendered:

                               *
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*Unless otherwise indicated it will
 be assumed that all of your Shares     ---------------------------------------
 are to be tendered.                    (PLEASE PRINT NAME(S) AND ADDRESS HERE)


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                                            AREA CODE AND TELEPHONE NUMBER
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